UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2021 (November 16, 2021)

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 16, 2021, the Board of Directors (the “Board”) of i3 Verticals, Inc. (the “Company”) approved an increase in the size of the Board from eight to nine directors and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Decosta E. Jenkins as a new director, effective the day following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 (the “Appointment Date”). Upon his appointment, Mr. Jenkins will join the Audit Committee of the Board. He will serve as a director of the Company until the Company’s 2022 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal.
Mr. Jenkins is a Certified Public Accountant and President and Chief Executive Officer of Nashville Electric Service (“NES”), a position he has held since 2004. Prior to his promotion, he was the Senior Vice President and Chief Financial Officer and Secretary/Treasurer to the Electric Power Board. Before joining NES, Mr. Jenkins worked for eleven years with Deloitte LLP, where he worked in the audit department with both public and private entities. During his time at Deloitte, he assisted companies in accounting and auditing matters, mergers and acquisitions and filings with the Securities and Exchange Commission. Mr. Jenkins serves on the Board of Directors of Pinnacle Financial Partners, Inc. (Nasdaq: PNFP) and serves on the company’s Community Affairs Committee and Trust Committee. He also serves on the University of Tennessee Board of Trustees and the university’s Audit and Compliance Committee. He is a former member of the Board of Directors of Truxton Trust Company, where he chaired the company’s Audit Committee. Mr. Jenkins is a graduate of the University of Tennessee with a Bachelor of Science in Accounting. He also has an Associates of Science Degree in Electrical Engineering Technology from Penn Foster College.
Mr. Jenkins will be compensated in accordance with the Company’s compensation program for non-employee directors, which includes an annual equity grant of options to purchase Class A shares of the Company equal in value to a pro rata portion of $115,000 (pro-rated from the Appointment Date to June 30, 2022), as determined using the Black-Scholes valuation methodology. All of the foregoing option grants are, subject to the Company’s 2018 Equity Incentive Plan, service-based and fully vest within one year (i.e., one year cliff vest). Further, in addition to full reimbursement for his board-related travel and other expenses, Mr. Jenkins will receive an annual cash retainer equal to a pro rata portion of $40,000 (pro-rated from the Appointment Date to June 30, 2022), paid in quarterly installments, for serving as a member of the Board. Mr. Jenkins will also enter into an indemnification agreement with the Company, in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously filed with the Securities and Exchange Commission.
Mr. Jenkins is not a party to any arrangement or understanding with any person pursuant to which he was elected a director of the Company. There are no family relationships between Mr. Jenkins and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Jenkins is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 19, 2021

i3 VERTICALS, INC.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer